EveryWare Global, Inc. Announces Update on Corporate Integration
- Company plans to close its regional offices in Oneida and Melville, New York -

COLUMBUS, Ohio - January 27, 2014 - EveryWare Global, Inc. (“EveryWare”)(NASDAQ: EVRY), a global leader in the consumer tabletop and foodservice markets, announced today that it plans to close its regional office in Oneida, N.Y., as part of its ongoing integration of the Oneida business. A smaller satellite office in Melville, New York, also will be closed.
Certain functional and administrative roles now based at the Oneida regional office will gradually be relocated to the company’s headquarters in central Ohio, as will certain roles based in Melville. The changes will take place in several phases beginning in April with full completion scheduled in 2015.
“This is a difficult but necessary decision as we work to complete the full integration of the Oneida business into EveryWare,” said John Sheppard, EveryWare Chief Executive Officer. “This move will enable us to achieve the greater efficiencies and synergy of having all of our key business, functional and administrative positions in a single North American location.”
EveryWare is providing affected associates with severance and other support. The company intends to divest the Oneida office building, located at 163 Kenwood Ave.
Mr. Sheppard continued, “We are extremely proud of the rich history we have built with the town of Oneida and we want to thank the local community and all of our employees for their time and dedication in helping make Oneida into the iconic brand name that it is today. We remain dedicated to continuing the brand’s legacy and are excited for the opportunities ahead.”
Monomoy Capital Partners acquired Oneida in 2011 and combined it and Anchor Hocking under the EveryWare name in March 2012. The company became publicly traded in May 2013.
About EveryWare Global, Inc.
EveryWare Global, Inc. (Nasdaq: EVRY) is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, with operations in the United States, Canada, Mexico, Latin America, Europe and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products, including bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products, all under a broad collection of widely-recognized brands. Driven by devotion to design, EveryWare Global, Inc. is recognized for providing quality tabletop and kitchen solutions through its consumer, foodservice, specialty and international channels.
Forward Looking Statements
The Company makes forward-looking statements in this Press Release. These forward-looking statements relate to expectations for future actions, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	the future financial performance of the Company;

•	plans and opportunities;

•	expected efficiencies and synergies; and

•	other statements preceded by, followed by or that include the words "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties, including risks, and uncertainties relating to the Company's integration plan. Accordingly, forward-looking statements should not be relied upon as representing the Company's views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a description of the factors that may impact our actual results or performance, see our most recent filings with the Securities and Exchange Commission.
Contact:

Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com